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                                                                                           Exhibit 11


                                       VIACOM INC. AND SUBSIDIARIES
                                  COMPUTATION OF NET EARNINGS PER SHARE

                                                                      Year ended December 31,
                                                                      -----------------------
                                                                 1997          1996            1995
                                                                 ----          ----            ----
                                                              (In millions, except per share amounts)

EARNINGS:
Earnings from continuing operations . . . . . . . . . . .       $374.5       $  170.7         $150.5
Cumulative convertible preferred stock dividend
 requirement. . . . . . . . . . . . . . . . . . . . . . .         60.0           60.0           60.0
                                                                ------       --------         ------
Earnings from continuing operations attributable to common
 stock. . . . . . . . . . . . . . . . . . . . . . . . . .        314.5          110.7           90.5
Earnings (loss) from discontinued operations, net of tax.         13.9          (80.5)          72.0
Net gain on discontinued operations, net of tax . . . . .        405.2        1,157.7             --
                                                                ------       --------         ------
Net earnings. . . . . . . . . . . . . . . . . . . . . . .       $733.6       $1,187.9         $162.5
                                                                ======       ========         ======

BASIC COMPUTATION:
------------------
SHARES:
Weighted average number of common shares. . . . . . . . .        352.9          364.0          362.5
                                                                ======       ========         ======

EARNINGS PER COMMON SHARE:
Earnings from continuing operations . . . . . . . . . . .       $ 0.89       $   0.30         $ 0.25
Earnings (loss) from discontinued operations, net of tax.         0.04          (0.22)          0.20
Net gain on discontinued operations, net of tax . . . . .         1.15           3.18             --
                                                                ------       --------         ------
Net earnings. . . . . . . . . . . . . . . . . . . . . . .       $ 2.08       $   3.26         $ 0.45
                                                                ======       ========         ======

DILUTED COMPUTATION:
--------------------
SHARES:
Weighted average number of common shares (basic). . . . .        352.9          364.0          362.5
 Common shares potentially issuable in connection
   with:
   Stock options and warrants . . . . . . . . . . . . . .          1.4            3.4            8.2
   Variable common rights (1) . . . . . . . . . . . . . .           --             --            4.4
   Preferred Stock (2)  . . . . . . . . . . . . . . . . .           --             --             --
                                                                ------       --------         ------
Weighted average number of common shares (diluted). . . .        354.3          367.4          375.1
                                                                ======       ========         ======

EARNINGS PER COMMON SHARE:
Earnings from continuing operations . . . . . . . . . . .       $ 0.89       $   0.30         $ 0.24
Earnings (loss) from discontinued operations,
  net of tax. . . . . . . . . . . . . . . . . . . . . . .         0.04          (0.22)          0.19
Net gain on discontinued operations, net of tax . . . . .         1.14           3.15             --
                                                                ------       --------         ------
Net earnings. . . . . . . . . . . . . . . . . . . . . . .       $ 2.07       $   3.23         $ 0.43
                                                                ======       ========         ======

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(1) The variable common rights (the "VCRs") matured on September 29, 1995.  The
    Company issued approximately 6.1 million shares of Viacom Inc. Class B Common Stock, or .022665 of a share of Viacom Inc. Class B Common Stock per VCR, to settle its obligation under the VCRs.

(2) For the years ended December 31, 1997, 1996, and 1995, the assumed conversion of preferred stock had an anti-dilutive effect on earnings per share, resulting from the assumed reduction in preferred stock dividends, and therefore was excluded from the diluted earnings per share calculation.